EXHIBIT 10.95









                              ACQUISITION AGREEMENT


                            dated as of May 23, 1996



                                     Between



                               HENRY SCHEIN, INC.,

                                       and

                    PATTISON-MCGRATH COMPANY DENTAL SUPPLIES

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II     SALE AND PURCHASE OF INVENTORY; SALE AND PURCHASE OF
               BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . .    9

               2.1  Purchase of Inventory . . . . . . . . . . . . . . . . .    9
               2.2  Purchase of the Business. . . . . . . . . . . . . . . .   10
               2.3  Allocation of Purchase Price  . . . . . . . . . . . . .   12
               2.4  Nonassignable Contracts and Authorizations  . . . . . .   12
               2.5  Guarantee of Performance by Pattison  . . . . . . . . .   13
               2.6  Pattison Bridge Loan  . . . . . . . . . . . . . . . . .   13

ARTICLE III         CLOSING . . . . . . . . . . . . . . . . . . . . . . . .   13

               3.1  The Closing . . . . . . . . . . . . . . . . . . . . . .   13
               3.2  Obligations of Pattison . . . . . . . . . . . . . . . .   13
               3.3  Obligations of HSI  . . . . . . . . . . . . . . . . . .   15

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF PATTISON  . . . . . .   15

               4.1  Organization and Qualification  . . . . . . . . . . . .   15
               4.2  Authority . . . . . . . . . . . . . . . . . . . . . . .   15
               4.3  No Breach . . . . . . . . . . . . . . . . . . . . . . .   16
               4.4  Financial Statements and Sales Information  . . . . . .   16
               4.5  Absence of Certain Changes or Events  . . . . . . . . .   16
               4.6  Assets  . . . . . . . . . . . . . . . . . . . . . . . .   17
               4.7  Real Property . . . . . . . . . . . . . . . . . . . . .   17
               4.8  Intellectual Property . . . . . . . . . . . . . . . . .   17
               4.9  Contracts and Commitments . . . . . . . . . . . . . . .   17
               4.10 Accounts Receivable . . . . . . . . . . . . . . . . . .   18
               4.11 Inventory . . . . . . . . . . . . . . . . . . . . . . .   18
               4.12 Customers and Suppliers . . . . . . . . . . . . . . . .   18
               4.13 Litigation, Etc.  . . . . . . . . . . . . . . . . . . .   18
               4.14 Employee Benefit Plans  . . . . . . . . . . . . . . . .   19
               4.15 Compliance with Law; Necessary Authorizations . . . . .   19
               4.16 Finders . . . . . . . . . . . . . . . . . . . . . . . .   19
               4.17 Consents and Approvals of Governmental Authorities  . .   19
               4.18 Related Party Transactions; Intercompany Accounts . . .   20








































                                       (i)

                                                                            PAGE

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF HSI    . . . . . . . . . .   20

               5.1  Organization and Qualification  . . . . . . . . . . . .   20
               5.2  Authority . . . . . . . . . . . . . . . . . . . . . . .   20
               5.3  No Breach . . . . . . . . . . . . . . . . . . . . . . .   20
               5.4  HSI Financial Statements and Sales Information  . . . .   21
               5.5  Finders . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE VI          COVENANTS . . . . . . . . . . . . . . . . . . . . . . .   21

               6.1  Certain Covenants of Pattison . . . . . . . . . . . . .   21
               6.2  Obtaining Consents  . . . . . . . . . . . . . . . . . .   22
               6.3  Transfer and Retention of Records . . . . . . . . . . .   22
               6.4  Product Replacement and Repairs . . . . . . . . . . . .   22
               6.5  Employee Matters  . . . . . . . . . . . . . . . . . . .   22
               6.6  Further Assurances  . . . . . . . . . . . . . . . . . .   23
               6.7  Name Change . . . . . . . . . . . . . . . . . . . . . .   23
               6.8  Use of Facilities . . . . . . . . . . . . . . . . . . .   23
               6.9  No Encumbrance on Premises  . . . . . . . . . . . . . .   23

ARTICLE VII    CONDITIONS PRECEDENT TO OBLIGATIONS OF HSI . . . . . . . . .   23

               7.1  Representations and Warranties Accurate . . . . . . . .   23
               7.2  Performance by SF and Pattison  . . . . . . . . . . . .   23
               7.3  Certificate . . . . . . . . . . . . . . . . . . . . . .   24
               7.4  Opinions of Counsel for Pattison  . . . . . . . . . . .   24
               7.5  Authorization; Legal Prohibition  . . . . . . . . . . .   24
               7.6  Consents  . . . . . . . . . . . . . . . . . . . . . . .   24
               7.7  Closing Deliveries  . . . . . . . . . . . . . . . . . .   24
               7.8  Absence of Adverse Changes  . . . . . . . . . . . . . .   24
               7.9  Actions by Pattison . . . . . . . . . . . . . . . . . .   24
               7.10 Additional Documents, Etc.  . . . . . . . . . . . . . .   25

ARTICLE VIII   CONDITIONS PRECEDENT TO OBLIGATIONS OF       PATTISON  . . .   25

               8.1  Representations and Warranties Accurate . . . . . . . .   25
               8.2  Performance by Buyer  . . . . . . . . . . . . . . . . .   25
               8.3  Certificate . . . . . . . . . . . . . . . . . . . . . .   25
               8.4  Legal Prohibition . . . . . . . . . . . . . . . . . . .   25
               8.5  Closing Deliveries  . . . . . . . . . . . . . . . . . .   25
               8.6  Additional Documents, Etc.  . . . . . . . . . . . . . .   25








































                                      (ii)

                                                                            PAGE

ARTICLE IX     RESTRICTIVE COVENANTS  . . . . . . . . . . . . . . . . . . .   26

               9.1  Non-Solicitation of Employees . . . . . . . . . . . . .   26
               9.2  Non-Solicitation or Interference with Customers
                    and Suppliers . . . . . . . . . . . . . . . . . . . . .   26
               9.3  Acknowledgements  . . . . . . . . . . . . . . . . . . .   26

ARTICLE X      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . .   26

               10.1 Survival of Representations and Warranties  . . . . . .   26
               10.2 Indemnification by Pattison . . . . . . . . . . . . . .   26
               10.3 Indemnification by HSI  . . . . . . . . . . . . . . . .   27
               10.4 Indemnification Procedures  . . . . . . . . . . . . . .   27

ARTICLE XI     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   29

               11.1 Expenses  . . . . . . . . . . . . . . . . . . . . . . .   29
               11.2 Amendment . . . . . . . . . . . . . . . . . . . . . . .   29
               11.3 Entire Agreement  . . . . . . . . . . . . . . . . . . .   29
               11.4 Waivers . . . . . . . . . . . . . . . . . . . . . . . .   29
               11.5 Notices . . . . . . . . . . . . . . . . . . . . . . . .   29
               11.6 Counterparts  . . . . . . . . . . . . . . . . . . . . .   30
               11.7 Governing Law; Submission to Jurisdiction . . . . . . .   31
               11.8 Binding Effect; Assignment  . . . . . . . . . . . . . .   31
               11.9 Severability  . . . . . . . . . . . . . . . . . . . . .   31
               11.10     Headings . . . . . . . . . . . . . . . . . . . . .   31
               11.11     No Partnership; Etc. . . . . . . . . . . . . . . .   31
               11.12     Third Parties  . . . . . . . . . . . . . . . . . .   31





















































                                      (iii)

EXHIBITS AND SCHEDULES


Exhibits

1.57       Pattison Specified Contracts
2.5        SF Guaranty
2.6        Pattison Note
3.2(a)     Opinion of Counsel for Pattison and Olson
3.2(b)     Bill of Sale to HSI
3.2(c)     Assignment Agreement
3.2(j)     Security Agreement
3.2(l)     Acknowledgement and Waiver Letters
3.3(c)     Assumption Agreement in favor of Pattison from HSI

Schedules

1.6(a)     Pattison Contracts
1.6(b)     Pattison Excluded Assets
2.2(e)     Pattison Excluded Liabilities
2.6(b)     Life Insurance Policies
4.3        No Breach
4.4A       Pattison Financial Statements
4.4B Pattison Financial Statements - Exceptions to Generally Accepted Accounting Principles
4.5        Absence of Certain Changes or Events
4.6        Certain Excluded Assets
4.7        Real Property
4.8        Intellectual Property
4.9        Pattison/Robin Contracts
4.10       Accounts Receivable
4.11       Inventory
4.12       Customers and Suppliers - Adverse Change, etc.
4.13       Litigation, etc.
4.14       Employee Benefit Plans
4.15(a)    Compliance with Law
4.15(b)    Authorizations
4.17       Consents and Approvals of Governmental Authorities
4.18       Related Party Transactions
5.4A       HSI Financial Statements
5.4B HSI Financial Statements - Exceptions to Generally Accepted Accounting Principles









































                                      (iv)

                              ACQUISITION AGREEMENT


          ACQUISITION AGREEMENT, dated as of May 23, 1996 (the "Agreement"), by and between Henry Schein, Inc., a Delaware corporation ("HSI"), and Pattison-McGrath Company Dental Supplies, a Missouri corporation ("Pattison").

                                   WITNESSETH

          WHEREAS, Pattison owns and operates the Business (as hereinafter defined); and

          WHEREAS, Pattison is a wholly-owned subsidiary of San Francisco Dental Supply, Inc., a California corporation ("SF"), and will be merged with and into SF as soon as practicable after the date hereof (the "Merger"); and

          WHEREAS, Pattison desires to sell and transfer, and HSI desires to purchase and acquire, certain of Pattison's assets used in connection with the Business, all on the terms and conditions set forth herein; and

          WHEREAS, the parties hereto and certain of their respective affiliates have concurrently entered into that certain Acquisition Agreement, dated of even date herewith (the "HSI/SF Agreement"), pursuant to which, among other things, HSI shall acquire certain specified assets and businesses from SF; and

          WHEREAS, the parties hereto have previously entered into that certain Acquisition Agreement, dated of even date herewith (the "Original Agreement"), by means of their execution and delivery of that certain Agreement, dated of even date herewith (the "Agreement"); and

          WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the Original Agreement as amended, modified and supplemented by the Agreement and set forth their complete agreement and understanding with respect to the subject matter hereof;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:


          ARTICLE I  DEFINITIONS
                     -----------

          The terms defined in this Article I, whenever used herein (including the exhibits and schedules hereto, unless otherwise defined therein), shall have the following meanings.

          1.1  "Acquired  Assets"  shall   mean,  collectively,  the   Purchased
                ----------------
Inventory and the Pattison Assets.

          1.2  "Affiliate" shall  mean any  Person that  directly or  indirectly
                ---------
controls, is controlled by or is under common control with another Person.

          1.3  "Agreement" shall mean this  Acquisition Agreement, including all
                ---------
Schedules and Exhibits hereto, in each case, as the same may be amended from time to time.

          1.4  "Agreement Date"  shall mean  May 23, 1996 which  is the  date on
                --------------
which this Agreement shall be effective.

          1.5  "Authorizations"  shall mean  all  licenses, permits,  approvals,
                --------------
authorizations, qualifications, concessions or the like, issued by any federal, state, local or foreign regulatory or governmental authorities.

          1.6  "Business" shall mean all of Pattison's right, title and interest
                --------
in and to all of the assets (wherever located, tangible and intangible (including goodwill), real, personal or mixed of Pattison, whether known or unknown and whether or not carried on the books and records of Pattison) and the Business as a going concern (excluding only the assets specified in the proviso below), including, but not limited to, the following (the "Pattison Assets"):

               (a) all of Pattison's rights under agreements, arrangements, commitments, and understandings ("Pattison Contracts") relating to the Business as a going concern as conducted and which are set forth on schedule 1.6(a);

               (b) all of Pattison's records, files and other data relating to the Business as a going concern;

               (c) all of Pattison's copyrights and all of Pattison's rights in the trademarks, service marks, trade names and logos now or previously used by Pattison in the Business as a going concern;

               (d) all of Pattison's inventions, computer software, trade secrets and confidential data relating to the Business as a going concern;

               (e) all rights to the name "Pattison" and all names derivative therefrom (the "Pattison Name");

               (f) all of Pattison's equipment (including office equipment), computers, furniture, fixtures, leasehold improvements, stationery, forms, labels, promotional materials and similar supplies used by Pattison in the Business as a going concern;

               (g) all other tangible assets owned by Pattison wherever located;

               (h) customer lists, customer sales orders and sales leads, customer shipping labels and forms, customer sales and vendor purchase histories, catalogs, brochures, mailing lists, advertising materials, records, files, computer software, and other information pertaining to Pattison or the Business or the customers and suppliers thereto;

               (i) to the extent transferable, all manufacturer's warranties with respect to any of the foregoing;

               (j)   all Authorizations relating to the Business;

               (k)   all "800 numbers"; and

               (l)   all claims against third parties;

provided, however,  that the  term "Business" shall  not include (i)  the minute
- --------  -------
books and stock ledger of Pattison; (ii) cash and cash equivalents on hand or in banks and debt and equity securities; (iii) Pattison's accounts receivable or Non-Matching Inventory which is not designated as Optional Pattison Inventory,
(iv) the assets specifically listed on Schedule 1.6(b) hereto or (v) life insurance policies.

          1.7  "Business Day" shall  mean any day other than  a Saturday, Sunday
                ------------
or other day on which banks are closed or are authorized to be closed in New York, New York.

          1.8  "Buyer Claimant" shall have the meaning set forth in Section 10.2
                --------------
of this Agreement.

          1.9  "Closing" shall mean the closing of the purchase and  sale of the
                -------
Acquired Assets and the Business as contemplated by this Agreement.

          1.10 "Closing Date" shall have the meaning set forth in Section 3.1 of
                ------------
this Agreement.

          1.11 "Closing Inventory Report"  shall have the  meaning set forth  in
                ------------------------
Section 2.1.3(a) of this Agreement.

          1.12 "Closing  Pattison  Inventory  Value"  shall  mean the  Inventory
                -----------------------------------
Purchase Price of all Purchased Inventory as of the Closing Date as determined in accordance with Section 2.1.3(b).

          1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          1.14 "Employee  Benefit Plan" means any "employee benefit plan" within
                ----------------------
the meaning of Section 3(3) of ERISA, and any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, medical reimbursement, health, life, stock option, stock purchase, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, vacation, termination, individual employment, executive compensation, incentive, bonus, commission, payroll practices, retention or other plan, agreement, policy, trust fund or arrangement, whether written or unwritten, and whether maintained, sponsored or contributed to by Pattison or any entity that would be deemed a "single employer" with Pattison under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA (an "ERISA Affiliate") on behalf of any of the current, former or retired employees of Pattison or their beneficiaries or with respect to which Pattison or any ERISA Affiliate of Pattison has or has had any obligation on behalf of any such employee or beneficiary.

          1.15 "Employment Agreement" shall mean the Employment Agreement, dated
                --------------------
as of the Agreement Date, by and between HSI and Tom McGrath.

          1.16 "Encumbrance" shall mean  any lien,  charge, restriction,  encum-
                -----------
brance, option, right of first refusal, security interest, easement, obligation or claim or other third party right of any kind.

          1.17 "Environment"  shall  mean  any  surface  or  subsurface physical
                -----------
medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments, and biota.

          1.18 "Environmental  Laws" shall  mean any  federal,  state, local  or
                -------------------
foreign law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives or opinions) relating to the injury to, or the pollution or protection of human health and safety or the Environment.

          1.19 "Environmental  Liabilities"  shall mean  any  claims, judgments,
                --------------------------
damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, (a) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any real property presently or formerly owned or operated by Pattison or any of its Affiliates, (ii) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by Pattison or any of its Affiliates, or (iii) the violation of any Environmental Laws or (b) which arise under the Environmental Laws.

          1.20 "ERISA" shall mean the Employee Retirement Income Security Act of
                -----
1974, as amended, and the regulations thereunder.

          1.21 "ERISA Affiliate"  shall have  the meaning set  forth in  Section
                ---------------
1.15 of this Agreement.

          1.22 "Estimated  Closing  Pattison  Inventory  Value"  shall  mean  an
                ----------------------------------------------
estimate of the Inventory Purchase Price of all Purchased Inventory as of the Closing Date prepared in good faith by Pattison in accordance with Section 2.1.3(a).

          1.23 "Estimated Pattison Sales" shall mean an estimate of the Pattison
                ------------------------
Sales prepared in good faith by HSI in accordance with Section 2.2(d).

          1.24 "Estimated Pattison Sales  Statement" shall have the  meaning set
                -----------------------------------
forth in Section 2.2(d).

          1.25 "Excluded Liabilities" shall mean all liabilities or  obligations
                --------------------
of SF, Pattison or the Business of any kind whatsoever, except the HSI Assumed Liabilities.

          1.26 "Final  Value" shall  mean the  sum of  (i) the  Closing Pattison
                ------------
Inventory Value and (ii) the product of (x) Pattison Sales and (y) 25%.

          1.27 "Financial Statements" shall mean, in  the case of Pattison,  its
                --------------------
unaudited compiled financial statements as of February 29, 1996, February 28, 1995 and February 28, 1994.

          1.28 "GAAP"  shall  mean  generally   accepted  accounting  principles
                ----
consistently applied.

          1.29 "Hazardous  Discharge"  shall   mean  any  releasing,   spilling,
                --------------------
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping (including the movement of any material through or in air, soil, surface or groundwater) of Hazardous Substances, whether on, off, under or from the Real Property or any other real property owned, operated, leased or used at any time by Pattison or any of its predecessors.

          1.30 "Hazardous Substances" shall  mean petroleum, petroleum products,
                --------------------
petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, urea formaldehyde, asbestos or any materials containing asbestos, and any materials, wastes or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Laws.

          1.31 "HSI" shall mean Henry Schein, Inc., a Delaware corporation.
                ---

          1.32 "HSI Assumed  Liabilities" shall  have the meaning  set forth  in
                ------------------------
Section 2.2(b).

          1.33 "HSI Closing  Documents"  shall have  the  meaning set  forth  in
                ----------------------
Section 5.2.

          1.34 "HSI Financial  Statements" shall  mean the  audited consolidated
                -------------------------
financial statements of HSI as of December 25, 1993, December 31, 1994 and December 30, 1995, and for each of the fiscal years then ended.

          1.35 "HSI Material  Adverse Effect"  shall mean  any material  adverse
                ----------------------------
effect,  individually  or in  the  aggregate,  on  the condition  (financial  or otherwise), business, assets, operations or prospects of HSI and its subsidiaries, taken as a whole.

          1.36 "HSI/Pattison  Closing  Sales  Payment  Amount"  shall  have  the
                ---------------------------------------------
meaning set forth in Section 2.2(d).

          1.37 "Indemnitee" and "Indemnitor"  shall have the meanings  set forth
                ----------       ----------
in Section 10.4(a) of this Agreement.

          1.38 "Ineligible  Inventory"   shall  mean  all   Inventory  which  is
                ---------------------
obsolete, damaged, excessive, below standard quality or slow moving (i.e., items
                                                                     ----
that are for discontinued or expected to be discontinued product lines, or have a stated expiration date of 6 months or less from the Closing Date, or items that have not been used or sold within 6 months prior to the date hereof, or items that have not been sold within the customary inventory turnover cycle of Pattison with respect to such item, or items for which there is excess capacity (i.e., more products are on hand of any such item than have been sold in the
 ----
past nine (9) months)).

          1.39 "Intellectual  Property" shall mean all United States and foreign
                ----------------------
patents and pending patent applications, unpatented inventions, trademarks, service marks and trade names, including, without limitation, the marks and patents described on Schedule 4.8 of this Agreement, and copyrights, and registrations and pending applications therefor, and all trade secrets, trade names, computer programs and software, research and development, know-how, customer lists, manufacturing, engineering and other drawings and blueprints, technology, technical information, engineering data, design and engineering specifications, inventions and other proprietary processes and information of any kind owned by Pattison or in which Pattison has a proprietary or ownership or usage right, and all software necessary or desirable to operate equipment included in the Acquired Assets, all as set forth on Schedule 4.8 of this Agreement.

          1.40 "Inventory" shall mean all inventory and related items (including
                ---------
all production, shipping and packaging supplies) relating to or used or useful in connection with the Business.

          1.41 "Inventory Dispute Statement" shall have the meaning set forth in
                ---------------------------
Section 2.1.3(b) of this Agreement.

          1.42 "Inventory Disputed Items"  shall have the  meaning set forth  in
                ------------------------
Section 2.1.3(b) of this Agreement.

          1.43 "Inventory  Purchase  Price"  shall mean  the  lower  of (x)  the
                --------------------------
Invoice Price or (y) market price of all Purchased Inventory goods and products other than Ineligible Inventory, minus an inventory reserve computed in accordance with GAAP.

          1.44 "Invoice Price" shall mean, in  the case of Purchased  Inventory,
                -------------
finished goods and products other than Ineligible Inventory, the last actual purchase price in accordance with Pattison's customary accounting principles (after giving effect to any actual discounts or allowances (including cash discounts and vendor rebates)) immediately prior to the Closing Date at which Pattison purchased such Inventory from a non-Related Party.

          1.45 "IRS"  shall mean the Internal  Revenue Service (or any successor
                ---
agency thereto).

          1.46 "Losses" shall have the meaning set forth in Section 10.2 of this
                ------
Agreement.

          1.47 "Material Adverse Effect" shall mean any material adverse effect,
                -----------------------
individually or in the aggregate, on the condition (financial or otherwise), business, assets, operations or prospects of the Business or the Acquired Assets.

          1.48 "Net  Sales" shall mean  net sales  (as determined  in accordance
                ----------
with GAAP, taking into account any returns and allowances) of dental supplies and equipment (other than software).

          1.49 "Non-Compete  Agreement"  shall  mean  the Noncompete  Agreement,
                ----------------------
dated as of the Agreement Date, by and among HSI, and Thomas McGrath and Donald McGrath.

          1.50 "Non-Matching Inventory" shall  mean any Inventory owned  or held
                ----------------------
by Pattison which is not Pattison Like Kind Inventory or Ineligible Inventory.

          1.51 "Optional Pattison Inventory"  shall mean all Inventory  owned by
                ---------------------------
Pattison which is not Pattison Like Kind Inventory; provided,  however, that the
                                                    --------   -------
Optional Pattison Inventory shall not include any Ineligible Inventory.

          1.52 "Pattison" shall mean Pattison-McGrath Company Dental Supplies, a
                --------
Missouri corporation.

          1.53 "Pattison Contracts" shall  have the meaning set forth in Section
                ------------------
4.9.

          1.54 "Pattison Closing Documents" shall have the meaning set forth  in
                --------------------------
Section 4.2.

          1.55 "Pattison Like Kind Inventory" shall mean  all Inventory owned by
                ----------------------------
Pattison relating to or useful in connection with the Business which (i) matches a stock keeping unit currently sold by HSI and/or (ii) is large dental equipment, and which is not, in either case, Ineligible Inventory.

          1.56 "Pattison Sales" shall mean the sum of the Net Sales  of Pattison
                --------------
to non-Related Parties for the 12-month period ending February 29, 1996.

          1.57 "Pattison  Specified  Contracts"  shall mean,  collectively,  the
                ------------------------------
promissory notes attached to, or referred to in, Exhibit 1.57.

          1.58 "Permitted Encumbrances" means  mechanics', carriers', workmen's,
                ----------------------
repairmen's and other similar liens arising or incurred in the ordinary course of business, purchase money liens arising in the ordinary course of business and liens for taxes, assessments and other governmental charges not due and payable or that may be paid without penalty.

          1.59 "Person" shall mean  any natural person, corporation,  limited or
                ------
limited liability partnership, general partnership, joint venture, association, joint-stock company, limited liability company, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any governmental unit or agency or political subdivision thereof.

          1.60 "Prime  Rate" shall  mean  the  fluctuating  prime or  base  rate
                -----------
publicly announced from time to time by The Chase Manhattan Bank, N.A. (or any successor thereto).

          1.61 "Purchased Inventory" shall  mean all Inventory purchased  by HSI
                -------------------
pursuant to Section 2.1.1.

          1.62 "Real Property" shall mean the real property and interest in real
                -------------
property described on Schedule 4.7 held by Pattison and the plants, buildings, structures, storage tanks, erections and improvements of all kinds made to, located on or forming a part of the real property and interests in real property (including, without limitation, all fixtures), together with all easements, rights-of-way, appurtenances and tenements to, on or otherwise beneficial to the use of such real property or interests in real property or in the operation of the Business.

          1.63 "Related Party" shall have the  meaning set forth in Section 4.18
                -------------
of this Agreement.

          1.64 "Securities Act" shall mean the Securities Act  of 1933, together
                --------------
with the rules and regulations promulgated thereunder.

          1.65 "Seller Claimant"  shall have  the meaning  set forth  in Section
                ---------------
10.3 of this Agreement.

          1.66 "SF" shall mean  San Francisco Dental Supply, Inc.,  a California
                --
corporation.

          1.67 "SF Business" shall mean the distribution of  dental supplies and
                -----------
equipment by SF.

          1.68 "Stock  Purchase   Agreement"  shall  mean  the   Stock  Purchase
                ---------------------------
Agreement, dated as of April 30, 1996, among SF and the shareholders of Pattison.

          1.69 "Taxes"  (or "Tax"  where the  context requires)  shall  mean all
                -----
federal, state, local, foreign or other taxes, duties, or similar charges (including, without limitation, income (whether net or gross), profits, premium, estimated, excise, sales, use, environmental (including taxes under Code Section
59A), occupancy, franchise, license, value added stamp, windfall profits, social security, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, gains, withholding, occupation, employment and payroll related and property taxes, alternative or add-on, minimum or estimated, import and export duties and other governmental charges and assessments) imposed by any taxing or governmental authority on or payable by Pattison or any other party with respect to the income, operations, products, assets or properties of Pattison, whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

          1.70 "Undisputed Pattison Sales"  shall have the meaning set  forth in
                -------------------------
Section 2.2(e).

          ARTICLE II SALE AND PURCHASE  OF INVENTORY; SALE AND  PURCHASE OF
                     ------------------------------------------------------
                     BUSINESS
                     --------

          2.1  Purchase of Inventory.
               ---------------------

               2.1.1 Purchased Inventory.   (a)   Upon terms and subject  to the
                     -------------------
conditions hereof, upon the basis of the agreements, representations and warranties contained in, and the schedules and exhibits to, this Agreement, at the Closing, Pattison shall sell, transfer, assign, convey, and deliver to HSI, and HSI shall purchase and acquire from Pattison, all of the Pattison Like Kind Inventory, free and clear of all Encumbrances.

               (b) At the Closing, at the option of HSI (the exercise of which shall be in the sole and absolute discretion of HSI), HSI may purchase and acquire from Pattison, and, if HSI exercises such option, Pattison shall sell, transfer, assign, convey and deliver to HSI, all or such portion of the Optional Pattison Inventory as shall be designated by HSI, free and clear of all Encumbrances.

               2.1.2 Closing  Inventory.  (a)   Within twenty (20) Business Days
                     ------------------
after the Closing Date, Pattison shall complete preparation of an inventory report (by SKU number, quantity and Invoice Price) setting forth the Estimated Closing Pattison Inventory Value (such inventory report is hereinafter referred to as the "Closing Inventory Report").

               (b)   Upon completion of  the Closing Inventory  Report, Pattison will deliver the Closing Inventory Report to HSI. Following receipt of the Closing Inventory Report, HSI will have a period of thirty (30) Business Days after the receipt thereof to review the Closing Inventory Report. At or before the end of such review period, HSI will either (i) accept the Closing Inventory Report in its entirety, in which case the Closing Pattison Inventory Value shall be deemed to be equal to the Estimated Closing Pattison Inventory Value as set forth in the Closing Inventory Report or (ii) deliver to Pattison a written explanation (the "Inventory Dispute Statement") of those items in the Closing Inventory Report which HSI in good faith disputes (the "Inventory Disputed Items"), in which case the Estimated Closing Pattison Inventory Value not affected by Inventory Disputed Items shall be deemed to be as set forth in the Closing Inventory Report. Within a further period of thirty (30) Business days from the date on which the Inventory Dispute Statement is delivered by HSI, the parties will attempt to resolve in good faith any Inventory Disputed Items. In the absence of such resolution by the last day of such thirty (30) Business Day period, the unresolved Inventory Disputed Items will be referred for final binding resolution by the Third Accountants. Each of HSI and Pattison shall be entitled to make a brief supplemental oral presentation to the Third Accountants. The Closing Pattison Inventory Value affected by any Inventory Disputed Items will be determined by the Third Accountants within thirty (30) days of such reference based upon the definitions of Inventory, Closing Pattison Inventory Value, Inventory Purchase Price, Invoice Price, and Ineligible Inventory as set forth herein. The determination of such firm will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, the Pattison Note (as such term is defined in Section 2.6) shall be adjusted as set forth in Section 2.6. The fees and expenses of the Third Accountants shall be paid one-half by HSI and one-half by Pattison.

          2.2  Purchase of the Business.  (a)  At the Closing, and in accordance
               ------------------------
with the terms and provisions of this Agreement, Pattison will assign, transfer, convey and deliver to HSI, and HSI will acquire from Pattison, all of Pattison's right, title and interest in and to the Pattison Assets and the Business as a going concern, free and clear of all Encumbrances (other than Permitted
Encumbrances). Notwithstanding anything in this Agreement to the contrary, Pattison is not assigning, transferring, conveying or delivering to HSI any of the Pattison Excluded Assets.

               (b) At the closing, and in accordance with the terms and provisions of this Agreement, HSI is assuming and agreeing to pay, perform and discharge only the following obligations and liabilities of Pattison relating to the Business (the "HSI Assumed Liabilities"): all liabilities and obligations of Pattison arising after the Closing Date under the Pattison Specified Contracts.

               (c) Except as specifically provided in Section 2.2(b), HSI is not assuming, and shall not have any liability for, any liabilities or obligations of Pattison or any liabilities or obligations which arose or may arise out of the operations of the Acquired Assets or the Business or otherwise prior to the Closing Date, and Pattison shall pay, perform and discharge all such liabilities and obligations when due in the ordinary course of business. Without limitation to the generality of the foregoing, HSI is not assuming, and shall not have any liability, (a) for any income, franchise, sales, payroll, withholding or other taxes of Pattison, (b) for any expenses of Pattison related to the negotiation, preparation and execution of this Agreement or the consummation of the transactions contemplated hereby, (c) as a "successor-in-interest" to Pattison with respect to the Business, (d) for any accounts payable of Pattison, or (e) for any matter or thing set forth on Schedule 2.2(e).

               (d) As total consideration for the Purchased Inventory, and the other assets and business being sold, transferred, conveyed and delivered to HSI by Pattison pursuant to Sections 2.1 and 2.2, (i) HSI shall, at the Closing, pay SF $500,000 (the "HSI/Pattison Closing Sales Payment Amount"), and assume the HSI Assumed Liabilities and (ii) in connection with the assumption by HSI of the HSI Assumed Liabilities, Pattison shall issue, execute and deliver the Pattison Note (as such term hereinafter defined) and, within ten (10) days after the determination of Pattison Sales and Closing Pattison Inventory Value, the Pattison Note shall be adjusted as set forth in Section 2.6.

               (e) Within thirty (30) Business Days after the Closing Date, HSI shall prepare a statement (the "Estimated Pattison Sales Statement") setting forth its computation of Estimated Pattison Sales. In connection with the preparation of such report, the authorized representatives of HSI shall have the right at reasonable times and on reasonable notice, at the sole expense of HSI, to review and/or audit the books and records of Pattison relating to the Estimated Pattison Sales, as well as the work papers of its independent public accountants, in each case solely for the purpose of computing the Estimated Pattison Sales. Upon completion of the Estimated Pattison Sales Statement, HSI will deliver the Estimated Pattison Sales Statement to SF. Following receipt of the Estimated Pattison Sales Statement, Pattison will have a period of twenty
(20) Business Days to review the Estimated Pattison Sales Statement. If prior to the end of such review period, Pattison in good faith disagrees with or disputes the accuracy of the Estimated Pattison Sales, then Pattison shall deliver to HSI a written statement and explanation of such disagreement or dispute which sets forth in reasonable detail the good faith bases of any such disagreement or dispute (a "HSI/Pattison Sales Dispute Statement" (and, to the extent Estimated Pattison Sales are not subject to any HSI/Pattison Sales Dispute Statement, such Estimated Pattison Sales are hereinafter referred to as "Undisputed Pattison Sales")). If prior to the end of the above referenced twenty (20) Business Day review period following receipt of the Estimated Pattison Sales Statement, Pattison shall fail to deliver a HSI/Pattison Sales Dispute Statement, then the Estimated Pattison Sales shall be deemed to equal both the Pattison Sales and Undisputed Pattison Sales. If, however, Pattison shall have delivered an HSI/Pattison Sales Dispute Statement prior to the end of such review period, then HSI and Pattison will attempt in good faith to resolve all differences with regard to the determination of Pattison Sales during the next twenty (20) Business Day period commencing after the end of such review period. If HSI and Pattison are unable to resolve such differences prior to the expiration of such twenty (20) Business Day period (or such longer period if so agreed by HSI and Pattison), the Pattison Sales shall be determined as set forth in Section 2.2(f) of this Agreement.

               (f) Written reports of disagreement or disputes with respect to any amounts referred to in Section 2.3(d) shall be prepared in concise form by HSI and Pattison and submitted, together with copies of any HSI/Pattison Sales Dispute Statement, to the Third Accountants no later than ten (10) Business Days following the last day of the twenty (20) Business Day period (or longer period if so agreed) referred to in the last sentence of Section 2.2(e). Each of HSI and Pattison shall also be entitled to make a brief supplemental oral presentation to the Third Accountants regarding any such disagreement or dispute. The Third Accountants shall be instructed by HSI and Pattison to deliver a written report setting forth such Third Accountants' resolution of any difference or dispute referred to it no later than thirty (30) Business Days following the earlier of (i) such firm's receipt of the report of disagreement or disputes submitted to it by HSI and Pattison pursuant to this Section 2.2(g) and (ii) the last day permitted for the submission of such report as provided above. The determination of the Third Accountants with respect to any disagreement or dispute referred to it by HSI and Pattison as provided in this
Section 2.2(f) will be final, binding, non-appealable and uncontestable by the parties hereto and will not be subject to collateral attack for any reason. Promptly after the determination by the Third Accountants, the Pattison Note shall be adjusted as set forth in Section 2.6.

          2.3  Allocation  of  Purchase  Price.    The  purchase price  for  the
               -------------------------------
Acquired Assets shall be allocated for federal, state, local and foreign tax purposes by each party among the Acquired Assets sold, transferred and assigned hereunder and the covenant contained in the Non-Compete Agreement as determined by HSI and approved by Pattison, acting on (such approval not to be unreasonably withheld or delayed), not later than six (6) months after the Closing Date. For all pertinent tax purposes each party hereto shall report the purchase and sale and assignment provided for, and with the characterization given these transactions, in this Agreement to taxing authorities on a basis consistent with such allocation, and each party agrees not to take a position inconsistent with such allocation. After the Closing, each of HSI and Pattison shall timely file form 8594 with the IRS detailing this allocation. In the event that HSI determines, subject to Pattison's reasonable approval, that any adjustments to such allocation are necessary, Pattison shall make such modifications as are necessary reporting the same on form 8594 (if required) or any tax report or return filed or to be filed by Pattison in order to conform to HSI's allocation as adjusted.

          2.4  Nonassignable Contracts and  Authorizations.  To the  extent that
               -------------------------------------------
the assignment of any Pattison Contract or Authorization to be assigned to HSI pursuant to this Agreement shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof. Pattison shall use all reasonable efforts, and HSI shall cooperate where appropriate, to obtain any consent necessary to any such assignment where such consent is requested by HSI. If any such consent is not obtained, Pattison shall cooperate with HSI in any reasonable arrangement designed to provide for HSI the benefit, monetary or otherwise, of any such Pattison Contract or Authorization including enforcement of any and all rights of Pattison or the Business against the other party thereto arising out of a breach or cancellation thereof by such other party or otherwise.

          2.5  Guarantee  of Performance by Pattison.   As a material inducement
               -------------------------------------
to HSI to execute, deliver and perform its obligations under this Agreement, from and after the Closing Date, SF unconditionally and irrevocably guarantees the full payment and/or performance of each obligation of Pattison under this Agreement (including, without limitation, the obligations of Pattison under
Section 10.2 hereof) and each of the other Pattison Closing Documents (including the Pattison Note). This guaranty constitutes a guaranty of payment and performance when due and not of collection, and SF specifically agrees that it shall not be necessary or required that HSI (or any other Buyer Claimant) exercise any right, assert any claim or demand or enforce any remedy whatsoever against Pattison before or as a condition to the obligations of SF hereunder. At the Closing, SF shall execute and deliver a guaranty in the form of
Exhibit 2.5 hereto (the "SF Guaranty"). SF further acknowledges that it is its intention to cause the merger of Pattison with and into SF as soon as practicable after the date hereof and thereby assume, and become liable for, all obligations of Pattison by law (including the Pattison Note).

          2.6  Pattison  Bridge Loan.    (a)   At  the  Closing, Pattison  shall
               ---------------------
execute and deliver its promissory note in the form of Exhibit 2.6 hereto (the "Pattison Note") in an aggregate principal amount of $325,297.94; provided,
                                                                       --------
however, that  the original principal amount  shall be subject  to adjustment as
- -------
follows: (i) if the Final Value is greater than $1,450,000, then the face amount of the Pattison Note shall be reduced by the amount by which the Final Value exceeds such amount and (ii) if the Final Value is less than $1,450,000, then the face amount of the Pattison Note shall be increased by the amount by which the Final Value is less than such amount. If the event referred to in the foregoing clause (i) is applicable, HSI hereby consents to any reduction of the Pattison Note as a result thereof and if the event referred to in the foregoing clause (ii) is applicable, Pattison hereby consents to an increase in the Pattison Note as a result thereof, and, in either case, HSI and Pattison agree to the exchange of a new promissory note to give effect to the applicable event.

               (b) The Pattison Note shall be secured by an assignment in favor of HSI of those certain life insurance policies listed on Schedule 2.6(b) (the "Life Insurance Policies") and, at the election of HSI, an encumbrance on the Real Property described on Schedule 4.7 hereto. If HSI elects to require the imposition of an Encumbrance on such Real Property as additional security for the Pattison Note, Pattison hereby agrees to execute such documentation as shall be requested by HSI and its counsel to perfect such Lien.


          ARTICLE III     CLOSING
                          -------

          3.1  The Closing.  The  Closing shall take place  at 10:00 a.m.  local
               -----------
time on June 24, 1996 or on such other date as may be agreed upon in writing by the parties hereto (the "Closing Date"), at the offices of counsel to HSI, Proskauer Rose Goetz & Mendelsohn LLP ("Proskauer"), 1585 Broadway, New York, New York.

          3.2  Obligations of Pattison.  At the Closing, Pattison  shall deliver
               -----------------------
to HSI the following:

               (a) An opinion of Hanaway, Ross, Hanaway, Weidner & Bachhuber, S.C., counsel to Pattison and SF, dated as of the Closing Date, in the form of annexed hereto as Exhibit 3.2(a).

               (b) Bill of Sale duly executed by Pattison, in the form annexed hereto as Exhibit 3.2(b).

               (c) An assignment, duly executed by SF and each of the former shareholders of Pattison, pursuant to which SF shall assign to HSI, all of SF's rights under the Stock Purchase Agreement, such assignment to be in the form annexed hereto as Exhibit 3.2(c).

               (d) FirstStar Financial shall have consented to the consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement, and HSI shall have received satisfactory evidence of such consent.

               (e)   SF shall have delivered the duly executed Guaranty.

               (f) Thomas McGrath shall have executed and delivered the Employment Agreement.

               (g) Thomas McGrath and Donald McGrath shall have executed the Non-Compete Agreement.

               (h)   Pattison  shall have  delivered the duly  executed Pattison
Note.

               (i) Mercantile Bank of Kansas City ("Mercantile Bank") shall have delivered to Pattison and HSI a duly executed release of all Encumbrances against the Business and the Pattison Assets, and all outstanding indebtedness owed to Mercantile Bank by Pattison shall have been repaid.

               (j) Security Agreement duly executed by Pattison, in the form annexed hereto as Exhibit 3.2(j), covering the Life Insurance Policies.

               (k) Each of First Bank National Association ("FBNA") (or its applicable affiliates), Thompson-Schwinghammer, Inc. (d/b/a "FM Dental Supply") and John Thompson (collectively, the "FM Dental Related Parties") shall have advised Pattison, SF and HSI in writing that it has no Encumbrance relating to the Business or the Pattison Assets nor will it assert any purported Encumbrance in the future; provided, however, if the FM Dental Related Parties shall not
                --------  -------
have delivered written agreements to the foregoing effect satisfactory to HSI, HSI may, in its sole discretion, consummate the Closing, but HSI may exercise all of its rights described in the proviso to Section 3.2(i) of the HSI/SF Agreement. Nothing in this Section 3.2(k) shall relieve Pattison from the performance of any obligation owed by Pattison or SF to any FM Dental Related Party or HSI, or impose any obligation on HSI to perform any such obligation on behalf of Pattison or SF.

               (l) Each of Norman E. Shepard, Robert D. Cowell, Donald M. Shortess and Thomas J. McGowan shall have executed and delivered acknowledgment and waiver letters to Pattison and HSI in the form annexed hereto as Exhibit 3.2(l).

               (m) Such other instruments of assignment and conveyance as may be necessary or appropriate to fully and effectively transfer the Acquired Assets being transferred by Pattison in accordance with the terms of this Agreement.

          3.3  Obligations  of  HSI.   At  the  Closing,  HSI shall  deliver  to
               --------------------
Pattison and SF the following (or cause the following to occur):

               (a)   The SF Closing Inventory Payment.

               (b)   The HSI/Pattison Closing Sales Payment Amount.

               (c) Assumption Agreement, duly executed by HSI in the form annexed hereto as Exhibit 3.3(c).

               (d) HSI shall pay by wire transfer of funds to Mercantile Bank the amount referred to in that certain pay-off letter included in the Pattison Specified Contracts.

               (e) HSI shall pay by wire transfer of funds to each of Thomas McGrath, the amount of $45,882.46, the Estate of W.J. McGrath, the amount of $31,415.48, Thomas McGrath, the amount of $28,000, Jack McGrath, the amount of $10,000 and William McGrath, the amount of $10,000, in each case, in full satisfaction of the promissory notes in such amounts included in the Pattison
Specified Contracts and HSI shall receive satisfactory receipts and releases therefor. [SF Dental should obtain wire transfer instructions from the McGraths.]

          ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PATTISON
                     ------------------------------------------

          Pattison hereby represents and warrants to HSI as follows:

          4.1  Organization and Qualification.   Pattison is a  corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Missouri with full corporate power and authority to own, lease and operate its properties and assets and to conduct the Business, as it is now being conducted. Pattison is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of the business or the ownership of its assets requires such qualification.

          4.2  Authority.   Pattison  has  all  requisite  corporate  power  and
               ---------
authority, to execute and deliver this Agreement and all documents, certificates, agreements, instruments and writings related hereto (collectively, the "Pattison Closing Documents") to which it is a party and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this

Agreement and the other Pattison Closing Documents have been duly authorized by all necessary corporate action on the part of Pattison (including the unanimous approval of SF, in its capacity as sole shareholder of Pattison). This Agreement does, and when executed by Pattison, the other Pattison Closing Documents shall, constitute the legal, valid and binding obligations of each of Pattison, enforceable against Pattison in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

          4.3  No Breach.  Subject to Section 8.5(b) and except as set  forth on
               ---------
Schedule 4.3 hereto, neither the execution and delivery of this Agreement or the other Pattison Closing Documents by Pattison nor the consummation of the transactions contemplated hereby or thereby will: (a) violate any provision of the Certificate of Incorporation or By-Laws or other organizational documents of Pattison; (b) conflict with, result in a breach of or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under any material agreement, document, certificate or other instrument to which Pattison is a party or by which Pattison or any of its properties or assets (including the Acquired Assets) is subject or bound;
(c) result in the creation of, or give any party the right to create, any Encumbrance upon assets or properties of Pattison (including the Acquired Assets); (d) conflict with, violate, result in a breach of or constitute a default under any judgment, decree, order, or process of any court or governmental authority; (e) conflict with or violate any material statute, law or regulation applicable to the Business, the Acquired Assets or Pattison; or
(f) require Pattison to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental or regulatory authority.

          4.4  Financial Statements  and Sales Information.   (a)  Prior  to the
               -------------------------------------------
date hereof, Pattison has delivered to HSI the Financial Statements (to the extent required by the definition thereof) attached hereto as Schedule 4.4A. Such Financial Statements have been prepared from, and are in accordance with, the books and records of Pattison, present fairly the financial position and results of operations of the Acquired Assets and the Business as of and for the periods set forth therein in accordance with GAAP and are true, correct and complete in all material respects, except as set forth on Schedule 4.4B.

               (b) The books and records of Pattison are accurate and complete and have been maintained in accordance with good business practices.

          4.5  Absence of Certain  Changes or  Events.  Except  as set forth  on
               --------------------------------------
Schedule 4.5 hereto, since February 29, 1996:

               (a) The Business has been conducted, and the Acquired Assets have been acquired, owned and operated only in the ordinary and usual course consistent with past practice.

               (b) Neither the Business nor the Acquired Assets have suffered any event or condition that has had a Material Adverse Effect.

               (c) Pattison has not become aware of any event or condition that has occurred or would reasonably be expected to occur that could result in a Material Adverse Effect.

          4.6  Assets.  Pattison  has good and freely transferable  title to all
               ------
of the Acquired Assets, free and clear of all Encumbrances (other than, in the case of Acquired Assets which do not constitute Purchased Inventory, Permitted Encumbrances), and has the complete and unrestricted power and right to sell and/or transfer the Acquired Assets in accordance with the terms hereof. Each item of equipment included in the Acquired Assets is and will when delivered be adequate for the uses to which it is being put as of the Closing Date, is and will when delivered be in good order and working condition, ordinary wear and tear excepted, and have no material defects, and no condition exists or will when such equipment is delivered exist which interferes with the value thereof or the use thereof, in connection with the operations of the Business prior to the date hereof. Such equipment has been maintained in accordance with good business practices. Except as set forth on Schedule 4.6, the Acquired Assets constitute all of the properties and assets used in connection with the operations of the Business and include all of the properties and assets necessary to operate the Business as such business has been operated immediately prior to the date hereof.

          4.7  Real Property.  Schedule 4.7  sets forth an accurate and complete
               -------------
list of all Real Property owned by Pattison and all leases of Real Property used in the Business.

          4.8  Intellectual Property.  Schedule 4.8 hereto lists all licenses of
               ---------------------
Intellectual Property to or from Pattison with respect to the Business. No currently outstanding claims have been asserted either orally or in writing to Pattison or the Business, by any Person challenging the validity of or alleging infringement by, or misuse of, any Intellectual Property used by Pattison or the Business, or challenging or questioning the validity or enforceability of any license or agreement referred to on Schedule 4.8, no such claims have been asserted during the last five years, and there is no valid basis for any such claim. Except as set forth on Schedule 4.8, none of Pattison nor the Business, nor has Pattison or the Business, been alleged to have, infringed upon or violated any Intellectual Property right or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. None of Pattison nor the Business has asserted any currently outstanding claim of infringement, misappropriation or misuse of any Intellectual Property, nor has any of Pattison or the Business asserted any such claims during the last five years.

          4.9  Contracts and Commitments.  (a)  The contracts listed on Schedule
               -------------------------
4.9 are all of the leases, agreements, arrangements, contracts, commitments or understandings, written or oral, and whether legally binding or otherwise ("Pattison Contracts"), that relate to the Business, (excluding (i) any Pattison Contract that involves a commitment by Pattison of less than $10,000 over the next 12 months and less than $25,000 over the balance of the term of the Pattison Contract and (ii) customer sales orders entered into in the ordinary course of business.)

               (b) None of Pattison or the Business is in breach or default, nor is there any basis for any valid claim of breach or default by any of Pattison or the Business under any Pattison Contract. Except as set forth on
Schedule 4.9, all Pattison Contracts are valid and in full force and effect, and neither the consummation of the transactions contemplated by this Agreement nor the consummation of the transactions contemplated by any other Pattison Closing Document will cause any Pattison Contract to cease to be valid and in full force and effect. None of the Pattison Contracts contain "change of control" provisions (i.e., provisions which would create a right against, or obligation
            ----
of, Pattison as a result of the consummation of the transactions contemplated by this Agreement and the other Pattison Closing Documents). Accurate and complete copies of all Pattison Contracts, including all amendments thereto, have been heretofore delivered to HSI.

          4.10 Accounts  Receivable.  Schedule  4.10 sets  forth a  complete and
               --------------------
accurate list of all accounts receivable of Pattison, including an aging thereof as of May 1, 1996. All of such accounts receivable (a) represent sales actually made in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's-length transactions, (b) constitute valid claims, (c) have not been and will not be extended or rolled over in order to make them current and (d) are not and will not be subject to counterclaims or setoffs.

          4.11 Inventory.   The Inventory  of Pattison is  described on Schedule
               ---------
4.11. Such Inventory is of merchantable quality, free of defects in workmanship or design and is usable and salable by Pattison at normal profit margins and in accordance with historical sales practices in the ordinary course of the Business. Such Inventory does not include any items which are obsolete, damaged, excessive, below standard quality or slow moving (i.e., items that are
                                                            ----
for discontinued or expected to be discontinued product lines, or have a stated expiration date of 6 months or less from the Closing Date, or items that have not been used or sold within 6 months prior to the date hereof, or items that have not been sold within the customary inventory turnover cycle of Pattison, as the case may be, with respect to such item, or items for which there is excess capacity (i.e., more products are on hand of any such item than have been sold
          ----
in the past nine (9) months).

          4.12 Customers and Suppliers.  There  have been no adverse changes and
               -----------------------
there are no facts known to Pattison which may reasonably be expected to indicate that any adverse change may occur in the business relationship of the Business with any Person who was one of the fifteen largest customers or suppliers of the Business as of the end of the 12 month period ending on February 29, 1996.

          4.13 Litigation, Etc.  Except as set forth on Schedule 4.13 hereto:
               ----------------

               (a) There has not been in the three years prior to the date hereof, nor is there currently, any claim, action, suit, inquiry, proceeding or, to the best knowledge of Pattison, investigation of any kind or nature whatsoever (including, but not limited to, products liability issues and Environmental Liabilities), by or before any court or governmental or other regulatory or administrative agency, commission or tribunal brought, asserted or initiated by or against Pattison, or pending or, to the best knowledge of Pattison, threatened against or involving the Business and which is material, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Pattison pursuant to this Agreement or in connection with the transactions contemplated hereby. There is no valid basis for any such claim, action, suit, inquiry, proceeding or investigation.

               (b) Pattison is not subject to any judgment, order or decree which may have a Material Adverse Effect.

          4.14 Employee Benefit Plans.  Schedule 4.14 hereto contains a complete
               ----------------------
and accurate list of all Employee Benefit Plans. Each Employee Benefit Plan complies and has been maintained and operated in all respects in accordance with its terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code, except where the failure to so comply would not cause a Material Adverse Effect.

          4.15 Compliance with Law;  Necessary Authorizations.   (a)  Except  as
               ----------------------------------------------
listed or described on Schedule 4.15(a) hereto, the Business has been conducted, marketed its products and owned and operated all of the Acquired Assets, in compliance with all applicable laws, rules, regulations, orders, building and other codes, zoning and other ordinances, Authorizations, judgments and decrees, including all Environmental Laws, of all federal, state, local, foreign or other governmental authorities, except, in any such case, where the failure to so conduct the Business or comply with any such laws, rules or regulations would not cause a Material Adverse Effect.

               (b) Schedule 4.15(b) lists or describes the material Authoriza-tions held or required by the Business and, except as set forth in that schedule, all such Authorizations are in full force and effect, Pattison is in compliance with all such Authorizations and, to the best knowledge of Pattison, there is no reasonable basis for the revocation or suspension of any thereof. Except as set forth on Schedule 4.15(b), such Authorizations constitute all the permits, licenses, approvals, qualifications or the like issued by any regulatory authorities required for ownership of the Acquired Assets and the operation of the Business, all of which are transferable and will be transferred to HSI at Closing.

          4.16 Finders.  Neither Pattison nor  the Business has taken any action
               -------
that, directly or indirectly, would obligate HSI or any of its Affiliates to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

          4.17 Consents  and Approvals of  Governmental Authorities.   Except as
               ----------------------------------------------------
set forth on Schedule 4.17, no consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to, any domestic or foreign governmental or regulatory authority is required in connection with the execution, delivery and performance by Pattison of this Agreement or the consummation by Pattison of the transactions contemplated hereby.

          4.18 Related Party Transactions; Intercompany Accounts.  Except as set
               -------------------------------------------------
forth on Schedule 4.18 hereto, there are no Pattison Contracts between Pattison, on one hand, and any stockholder, director, officer or Affiliate of Pattison (each, a "Related Party"), on the other; in each case, other than routine employment agreements in the ordinary course of business (and which are terminable without penalty in not more than 30 days). Set forth on Schedule
4.18 is a true and complete list of each transaction during the prior 18 months between any of Pattison or the Business, on one hand, and any Related Party, on the other hand. No amounts are owed by or to Pattison with respect to the Business to or by any Related Party, and no amount is owed by or to Pattison or the Business to or by any Related Party.


          ARTICLE V  REPRESENTATIONS AND
                     -------------------
                     WARRANTIES OF HSI
                     -----------------

          HSI hereby represents and warrants to Pattison as follows:

          5.1  Organization  and Qualification.    HSI  is  a  corporation  duly
               -------------------------------
organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. HSI is duly qualified as a foreign corporation and is in good standing under the laws of such jurisdiction in which the conduct of the business or the ownership of its assets requires such qualification.

          5.2  Authority.   HSI has all  requisite corporate power and authority
               ---------
to execute and deliver this Agreement and all documents, certificates, agreements, instruments and writings relating hereto (collectively, the "HSI
Closing Documents") to which it is a party and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other HSI Closing Documents have been duly authorized by all necessary corporate action on the part of HSI. This Agreement does, and when executed by HSI, the other HSI Closing Documents shall, constitute the legal, valid and binding obligations of each of them enforceable against HSI in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

          5.3  No Breach.  Subject to Section 7.5(b), neither  the execution and
               ---------
delivery of this Agreement by HSI nor the consummation of the transactions contemplated herein will: (i) violate any provision of the Certificate of
Incorporation or By-laws of HSI; (ii) conflict with, result in a breach of or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or give any third party the right to terminate or modify, any material agreement or other instrument to which HSI is a party or by which it or any of its assets is bound; (iii) result in the creation of, or give any party the right to create, any Encumbrance, upon assets or properties of HSI; (iv) conflict with, violate, result in a breach of or constitute a default under any judgment, decree, order or process of any court or governmental authority; (v) conflict with or violate any material statute, law or regulation applicable to the business of HSI; or (vi) require HSI to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental or regulatory authority.

          5.4  HSI Financial  Statements and  Sales Information.   Prior to  the
               ------------------------------------------------
date hereof, HSI delivered to Pattison the HSI Financial Statements (to the extent required by the definition thereof) attached hereto as Schedule 5.4A. Such HSI Financial Statements have been prepared from, and are in accordance with, the books and records of HSI, present fairly the financial position and results of operations of HSI as of and for the periods set forth therein in accordance with GAAP and are true, correct and complete in all material respects, except as set forth on Schedule 5.4B.

          5.5  Finders.   Neither HSI nor  any of its respective  Affiliates has
               -------
taken any action that, directly or indirectly, would obligate Pattison or any of its Affiliates to anyone acting as a broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.


          ARTICLE VI COVENANTS
                     ---------

          6.1  Certain  Covenants of Pattison.   Pattison hereby  covenants that
               ------------------------------
(unless HSI otherwise gives its written approval in its sole discretion) Pattison shall at its sole cost and expense take the actions set forth below:

               (a) Prior to and after the Closing Date, Pattison shall pay those debts and accounts payable relating to the Business and the Acquired Assets that are or have been incurred by Pattison in the ordinary course of business and on a timely basis. If Pattison shall not pay and otherwise satisfy all such accounts payable on a timely basis, then HSI, in its sole and absolute discretion, may pay all or any portion of such accounts payable on behalf of Pattison, which shall promptly reimburse HSI for any such payment, plus interest thereon at the Prime Rate. Pattison shall thereafter pay or otherwise discharge in full all the Excluded Liabilities relating to the Business as such amounts shall become due in accordance with their terms.

               (b) Prior to and after the Closing Date, Pattison shall afford HSI, its attorneys, accountants, consultants and representatives free and full access to the Acquired Assets to be sold, transferred or assigned by Pattison pursuant to this Agreement, the books and records of Pattison relating thereto and employees of Pattison who are familiar with the Business and the Acquired Assets, at all reasonable times upon reasonable notice and during normal business hours, and shall provide to HSI and its representatives such additional financial and operating data and other information as to the Business and the Acquired Assets pursuant to this Agreement as HSI shall from time to time reasonably request.

               (c) Prior to and after the Closing, Pattison shall use its reasonable efforts to preserve for HSI the goodwill of the customers and suppliers of the Business, and others having business relations with Pattison with respect to the Business and Acquired Assets, and prior to and after the Closing shall do all things reasonably requested by HSI for such purpose.

          6.2  Obtaining Consents.  Prior to and after the Closing, Pattison and
               ------------------
Pattison shall use all reasonable efforts to obtain all consents to the assignment to HSI of all of the HSI Assumed Liabilities and Authorizations of Pattison, in each case without any condition or qualification adverse to HSI. HSI, on the one hand, and Pattison, on the other hand, shall coordinate and cooperate with one another and supply such assistance as may be reasonably requested by each in connection with the foregoing.

          6.3  Transfer  and  Retention of  Records.   After  the  Closing Date,
               ------------------------------------
except as may be required for tax purposes, other regulatory purposes neither Pattison nor any of its successors and assigns will retain any document, databases or other media embodying any confidential or proprietary information relating to the Business which constitutes a part of the Acquired Assets or use, publish or disclose to any third person any such confidential or proprietary information relating to the Business; provided, however, that Pattison shall be
                                       --------  -------
entitled to retain copies of any of the foregoing. Pattison shall take all actions requested by HSI to transfer records relating to the Business to HSI which may include making duplicate copies of any records retained by Pattison in the form of papers or computer media.

          6.4  Product  Replacement and  Repairs.  After  the Closing  Date, HSI
               ---------------------------------
will, subject to the following sentence, honor all outstanding warranties and guaranties and other claims for replacements, repairs and credits, relating to products or services of the Business shipped, sold or furnished by Pattison prior to the Closing Date, or relating to Purchased Inventory. Any claims in respect of returned or damaged products accepted by HSI shall be for the account of Pattison, which shall promptly reimburse HSI for the cost thereof.

          6.5  Employee Matters.   (a)  HSI may,  but shall not be  required to,
               ----------------
offer employment to employees employed by Pattison in connection with the operations of the Business on such terms as HSI in its sole discretion deems appropriate. Any such offers shall be on terms which HSI customarily hires new employees (e.g., without assumption of seniority). Alternatively, at HSI's request, Pattison shall continue its employment of all or a portion of its employees engaged in the operations of the Business to assist HSI in its conduct of the Business on an interim basis not exceeding 90 days. HSI shall reimburse Pattison for all actual payroll costs and related incidental costs incurred by it for continuing the employment of such employees for HSI's benefit.

               (b) HSI shall not assume or be responsible in any way for the obligations, liabilities or responsibilities (i) of any Employee Benefit Plan of Pattison, (ii) of SF or Pattison, any Affiliate or any fiduciary under, arising from, or with respect to any Employee Benefit Plan of Pattison or Pattison or
(iii) to any of SF's or Pattison's officers, directors, employees and agents, arising from or related to the transactions contemplated by this Agreement, including, without limitation, obligations, liabilities or responsibilities under the WARN Act. HSI shall not be deemed to be a successor employer with respect to the employment of any employee of Pattison or with respect to any of Employee Benefit Plans of SF or Pattison.

          6.6  Further Assurances.  After the Closing, HSI, on the one hand, and
               ------------------
Pattison, on the other hand, shall, and shall cause their respective Affiliates to, at the request and the expense of the other, execute and deliver such other instruments of conveyance and transfer and assumption and take such other action as may be reasonably requested so as to consummate the transactions contemplated hereby or otherwise to consummate the intent of this Agreement.

          6.7  Name Change.   Pattison hereby covenants and agrees  that, if the
               -----------
Merger shall not occur within thirty (30) days of the Closing Date, it shall file a certificate of amendment of certificate of incorporation of Pattison, and file appropriate documentation in those jurisdictions in which it is qualified to do business as a foreign corporation, changing its name from "Pattison-McGrath Company Dental Supplies", to a name that does not include any of the Intellectual Property.

          6.8  Use of Facilities.  In order to facilitate the orderly transition
               -----------------
of the conduct of the Business from Pattison to HSI, Pattison hereby agrees to permit HSI to operate and conduct the Business at the Pattison corporate headquarters located at 1901 Baltimore, Kansas City, Missouri 64108 (the "Premises") for a period not to exceed 90 days following the Closing Date. Such occupancy of the Pattison corporate headquarters shall be at no cost to HSI.

          6.9  No Encumbrance  on Premises.   For so long  as the Pattison  Note
               ---------------------------
shall be outstanding, Pattison shall not create or suffer to exist any Encumbrance upon or with respect to the Premises, except an Encumbrance in favor of HSI as contemplated by Section 2.6(b).

          ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS
                       -----------------------------------
                                OF HSI
                                ------

          The  obligation  of  HSI  under  this  Agreement   to  consummate  the
transactions contemplated hereby at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing by HSI:

          7.1  Representations and Warranties Accurate.  All representations and
               ---------------------------------------
warranties of Pattison contained in this Agreement and the other Pattison Closing Documents shall be true and accurate in all material respects on and as of the Closing Date as if made again at and as of such date.

          7.2  Performance  by SF  and Pattison.    SF and  Pattison shall  have
               --------------------------------
performed and complied with all agreements required by this Agreement and the other SF Closing Documents to be performed and complied with by each of them prior to or on the Closing Date.

          7.3  Certificate.   HSI shall  have received a  certificate, dated the
               -----------
Closing Date, signed on behalf of Pattison by a principal corporate officer of Pattison to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

          7.4  Opinions of Counsel  for Pattison.  HSI shall  have received from
               ---------------------------------
counsel to SF and Pattison a written opinion, dated the Closing Date, in the form annexed hereto as Exhibit 3.2(a).

          7.5  Authorization;  Legal  Prohibition.   (a)    Pattison  shall have
               ----------------------------------
delivered to HSI copies of the resolutions of the Board of Directors of Pattison and the stockholders of Pattison, in each case certified by the secretary or assistant secretary of Pattison, which resolutions shall unanimously approve and authorize the execution and delivery of this Agreement, the other Pattison Closing Documents and the consummation of the transactions contemplated hereby and thereby.

               (b) No suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall have been instituted or threatened which (i) could reasonably be expected to result in a material adverse change in the Business; (ii) arises out of or relates to this Agreement or the transactions contemplated hereby; or (iii) questions the validity hereof or seeks to obtain substantial damages in respect thereof. On the date of the Closing, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

          7.6  Consents.     All  notices  to,  and  declarations,  filings  and
               --------
registrations with, and consents, approvals and waivers from, governmental and regulatory agencies (including, without limitation, the FTC and DOJ) required to consummate the transactions contemplated hereby and to permit the continued operation by HSI of the Business after the Closing Date, shall have been obtained and all consents to the assignment to HSI of each of the Acquired Assets and Authorizations of Pattison shall have been obtained, in each case without any condition or qualification adverse to HSI.

          7.7  Closing Deliveries.  HSI shall have received all deliveries to be
               ------------------
made to it pursuant to Article III of this Agreement.

          7.8  Absence of Adverse Changes.   There shall not have occurred since
               --------------------------
the date hereof (i) any material adverse change in the condition (financial or otherwise) or results of operations of or prospects of the Business; or (ii) any other event, loss, damage, condition or state of facts of any character which can reasonably be expected materially and adversely to affect the business, financial condition, prospects, earnings, assets, properties, net worth or results of operations of the Business.

          7.9  Actions by Pattison.  Pattison shall have executed a Bill of Sale
               -------------------
in the form of Exhibits 3.2(b).

          7.10 Additional Documents, Etc.  Pattison shall have delivered  to HSI
               --------------------------
such other documents, instruments and certificates as shall be reasonably requested by HSI or counsel to HSI for the purpose of effecting the transactions provided for and contemplated by this Agreement and the other HSI Closing Documents.


          ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS
                        -----------------------------------
                                OF PATTISON
                                -----------

          The obligations of Pattison under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing by Pattison.

          8.1  Representations and Warranties Accurate.  All representations and
               ---------------------------------------
warranties of HSI contained in this Agreement and the other HSI Closing Documents shall be true and accurate in all material respects on and as of the Closing Date as if made again at and as of such date.

          8.2  Performance by Buyer.  HSI shall have performed and complied with
               --------------------
all agreements required by this Agreement and the other HSI Closing Documents to be performed and complied with by it prior to or on the Closing Date.

          8.3  Certificate.  Pattison  shall have received a  certificate, dated
               -----------
the Closing Date, signed on behalf of HSI by a principal corporate officer of HSI, to the effect that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

          8.4  Legal  Prohibition.  No  suit, action, investigation,  inquiry or
               ------------------
other proceeding by any governmental body or other person shall have been instituted which arises out of or relates to this Agreement or the transactions contemplated hereby or questions the validity hereof or seeks to obtain substantial damages in respect thereof. On the date of the Closing, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

          8.5  Closing  Deliveries.   Pattison and  SF shall  have  received all
               -------------------
deliveries to be made to each of them pursuant to Article III of this Agreement.

          8.6  Additional Documents,  Etc.  HSI  shall have delivered to  SF and
               ---------------------------
Pattison such other documents, instruments and certificates as shall be reasonably requested by any of them or their counsel for the purpose of effecting the transactions provided for and contemplated by this Agreement and the other Pattison Closing Documents.


          ARTICLE IX  RESTRICTIVE COVENANTS
                      ---------------------

          9.1  Non-Solicitation of  Employees.  Neither Pattison nor  any of its
               ------------------------------
Affiliates shall directly or indirectly, for itself or himself or on behalf of any other Person, hire any employee of HSI (or any of its Affiliates), including, without limitation, any employees of Pattison that HSI (or any of its Affiliates) has hired in its sole discretion, or induce nor attempt to induce any such employee to leave his or her employment with HSI (or any of its Affiliates) at any time until the later of five years from the date hereof.

          9.2  Non-Solicitation  or Interference  with Customers  and Suppliers.
               ----------------------------------------------------------------
Neither Pattison nor any of its respective Affiliates shall, directly or indirectly, for itself or on behalf of any other Person, solicit, divert, take away or attempt to take away any customers of HSI (or any of its Affiliates) or suppliers or the business or patronage of any such customers or suppliers or in any way interfere with, disrupt or attempt to disrupt any then existing relationships between HSI (or any of its Affiliates) and any of its customers or suppliers or other Persons with whom it deals or contact for business purposes or enter into any business transaction with any such customers or suppliers or other Persons for any purpose at any time until five years from the date hereof.

          9.3  Acknowledgements.   Pattison acknowledges  that, in  view of  the
               ----------------
nature of the Business and the business objectives of HSI in acquiring such business (or portions thereof) as herein provided, and the consideration paid to Pattison therefor, the restrictions contained in this Article IX are reasonably necessary to protect the legitimate business interests of HSI and that any violation of such restrictions will result in irreparable injury to HSI and the business HSI has acquired hereunder for which damages will not be an adequate remedy. Pattison therefore acknowledges that, if any such restrictions are violated, HSI shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.


          ARTICLE X  INDEMNIFICATION
                     ---------------

          10.1 Survival of Representations and  Warranties.  All representations
               -------------------------------------------
and warranties contained in Articles IV and V of this Agreement shall survive until the third anniversary of the Closing Date.

          10.2 Indemnification  by  Pattison.    From  and  after  the  Closing,
               -----------------------------
Pattison shall jointly and severally indemnify and save HSI and its Affiliates, their respective directors, officers, employees, agents and representatives and all of their successors and assigns (collectively "Buyer Claimants" and individually "Buyer Claimant") harmless from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including any reasonable attorneys' fees) (collectively, "Losses") asserted against, imposed upon or incurred by the Buyer Claimants resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of Pattison contained herein; (b) any breach of any covenant or obligation of Pattison contained herein; (c) any liability of SF or Pattison or the Business; (d) noncompliance with any applicable bulk sales or similar laws (including laws which may impose transferee liability on HSI or an Affiliate or create Encumbrances on any Acquired Assets relating to the liability of SF or Pattison for sales, use or other taxes or withholdings arising out of the operations of the Business by SF or Pattison); (e) any personal injuries, death or property damage arising from products sold by SF or Pattison prior to the Closing Date; (f) any liability arising out of or related to the Business prior to Closing; (g) any claim made against HSI by any FM Dental Related Party or any of their respective Affiliates as a result of the consummation of the transactions contemplated hereby, including, without limitation, the sale and purchase of the Purchased Inventory; and (h) any liability of SF or Pattison under the WARN Act or any state equivalent.

          10.3 Indemnification by  HSI.  From  and after the Closing,  HSI shall
               -----------------------
indemnify and save Pattison and its respective Affiliates and its respective directors, officers, employees, agents and representatives (collectively "Seller Claimants" and individually "Seller Claimant") harmless from and defend each of them from and against any and all Losses asserted against, imposed upon or incurred by the Seller Claimants resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of HSI contained herein; (b) any breach of any covenant or obligation of HSI contained herein; (c) except as described in clause 10.2(e) above, HSI's ownership of Acquired Assets and operation of its businesses from and after the Closing Date; (d) any personal injuries, death or property damage arising from products sold by HSI prior to the Closing Date; and
(e) any liability of HSI under the WARN Act or any state equivalent.

          10.4 Indemnification Procedures.   (a)  The rights and  obligations of
               --------------------------
each party claiming a right to indemnification hereunder ("Indemnitee") from the other party ("Indemnitor") shall be governed by the following rules:

                     (i)  The Indemnitee shall give prompt written notice to the
     Indemnitor of any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained herein, stating the nature and basis of said claims and the amount thereof, to the extent known. No failure to give such notice shall affect the indemnification obligations of Indemnitor hereunder, except to the extent such failure materially prejudices such Indemnitor's ability successfully to defend the matter giving rise to the indemnification claim.

                    (ii)  In the event any action, suit or proceeding is brought against the Indemnitee, with respect to which the Indemnitor may have liability under the indemnity agreements contained herein, then upon the written acknowledgment by the Indemnitor within thirty (30) days of the bringing of such action, suit or proceeding that it is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that the claim is one with respect to which the Indemnitor is obligated to indemnify and that it will be able to pay the full amount of potential liability in connection with any such claim, the action, suit or proceeding (including all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate) may be defended by the
     Indemnitor. However, in the event the Indemnitor shall not offer reasonable assurances as to its financial capacity to satisfy any final judgment or settlement, the Indemnitee may assume the defense and dispose of the claim, after 30 days' prior written notice to the Indemnitor. The Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the Indemnitee's own expense unless (a) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the Indemnitor in connection with the defense of such action, suit or proceeding or (b) the Indemnitee shall have reasonably concluded and specifically notified the Indemnitor that there may be specific defenses available to it which are different from or additional to those available to the

     Indemnitor, or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained herein.

                   (iii) In addition, in any event specified in clause (b) of the second sentence of subparagraph (ii) above, the Indemnitor, to the extent made necessary by such different or additional defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnitee. If Indemnitor and Indemnitee cannot agree on a mechanism to separate the defense of matters extending beyond the scope of indemnification, such matters shall be defended on the basis of joint consultation.

                    (iv) The Indemnitee shall be kept fully informed by the Indemnitor of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The Indemnitor shall, at the Indemnitor's expense, make available to the Indemnitee and its attorneys and accountants all books and records of the Indemnitor relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

               (b) The Indemnitor shall make no settlement of any claims which Indemnitor has undertaken to defend, without Indemnitee's consent, unless the Indemnitor fully indemnifies the Indemnitee for all losses, there is no finding or admission of violation of law by, or effect on any other claims that may be made against, the Indemnitee and the relief granted in connection therewith requires no action on the part of and has no effect on the Indemnitee.

               (c) In the event any claim of a right to indemnification is made by HSI or another indemnified party hereunder, such party may, at its sole option, satisfy all or a portion of its Losses by way of setoff against any payments due Pattison. Such right to setoff is without prejudice to any right of Pattison to challenge its liability hereunder. This Section in no way constitutes a limitation on rights hereunder and HSI and each other indemnified party hereunder may seek full indemnification for all damages suffered and may pursue all rights and remedies available to it, at law or in equity, against any party hereto, jointly with other parties hereto or severally, without seeking recourse against any other party and without exercising any right of offset.


          ARTICLE XI  MISCELLANEOUS
                      -------------

          11.1 Expenses.  Each party hereto  shall pay its own expenses incurred
               --------
in connection with this Agreement, except as otherwise specified in this Agreement and except that all sales, transfer and other similar taxes, levies and charges that may be imposed, levied or assessed in connection with the consummation of the transactions contemplated hereby shall be borne by Pattison with respect to the Acquired Assets.

          11.2 Amendment.   This  Agreement  may  not  be  terminated,  amended,
               ---------
altered or supplemented except by a written agreement executed by the parties hereto.

          11.3 Entire  Agreement.  This  Agreement, including the  schedules and
               -----------------
exhibits hereto, and the instruments and other documents delivered pursuant to this Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings of any kind between the parties respecting such subject matter. Each and every representation, warranty and covenant shall be deemed to include the information contained in the schedules thereto.

          11.4 Waivers.  Waiver  by either party of either breach  of or failure
               -------
to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written notice signed by the waiving party and delivered, in the manner required for notices generally, to each affected party.

          11.5 Notices.      All  notices,   consents,   directions,  approvals,
               -------
instructions, requests and other communications required or permitted by the terms of this Agreement to be given to any Person shall be in writing, and any such communication shall become effective five Business Days after being deposited in the United States mails, certified or registered, with appropriate postage prepaid for first class mail or, if delivered by hand or courier service or in the form of a telex, telecopy or telegram, when received (if received during normal business hours on a Business Day, or if not, then on the next Business Day thereafter), and shall be directed to the following address or telex or telecopy number:

          If to Pattison:

               San Francisco Dental Supply, Inc.
               2201 South Oneida Street
               Green Bay, Wisconsin  54304
               Attention:  Larry Olson
               Telecopier:  (414) 494-3386

          With copies to:

               Hanaway, Ross, Hanaway,
                 Weidner & Bachhuber, S.C.
               345 S. Jefferson Street
               Green Bay, Wisconsin  54301-4522
               Attention:  William S. Woodward, Esq.
               Telecopier:  (414) 432-4037

          If to HSI:

               Henry Schein, Inc.
               135 Duryea Road
               Melville, New York  11747
               Attention:  Mark E. Mlotek, Esq.
               Telecopier:  (516) 843-5675

          With copies to:

               Proskauer Rose Goetz & Mendelsohn LLP
               1585 Broadway
               New York, New York  10036
               Attention:  Richard L. Goldberg, Esq.
               Telecopier:  (212) 969-2900

or to such other address as a party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. Any notice which is so mailed shall be deemed delivered on the fourth Business Day (or Days) after mailing; any notice which is transmitted by telecopier shall be deemed delivered when transmitted to the telecopier number specified above and acknowledgement of receipt of such facsimile is received.

          11.6 Counterparts.   This  Agreement may  be executed  in two  or more
               ------------
counterparts, and by the different parties hereto in separate counterparts each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same document.

          11.7 Governing  Law; Submission to Jurisdiction.  This Agreement shall
               ------------------------------------------
be governed by, and construed in accordance with, the law of the State of New York, without regard to applicable principles of conflict of laws that might otherwise govern. Pattison hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Pattison irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.8 Binding Effect; Assignment.  This Agreement shall be binding upon
               --------------------------
and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that SF shall not assign or transfer this
                         --------
Agreement nor any right or obligation hereunder by operation of law or otherwise; further provided, that HSI in its sole discretion, may assign all or
           ------- --------
a portion of its rights hereunder to an Affiliate or Affiliates without the consent of Pattison and after the Closing Date, assign all or a portion of its rights hereunder to any Person without the consent of Pattison; further
                                                                         -------
provided, that no assignment shall relieve HSI of its obligations hereunder.
- --------

          11.9 Severability.   Any  provision of  this Agreement  that shall  be
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties to such instrument waive any provision of law that renders any provision thereof prohibited or unenforceable in any respect.

          11.10      Headings.    The  headings   contained  in  this  Agreement
                     --------
(including the exhibits and schedules) are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.11      No Partnership; Etc.   Nothing contained in  this Agreement
                     --------------------
shall constitute or be deemed a representation, agreement or understanding that the parties hereto are members of any partnership, joint venture, association, syndicate or other entity, and each of the parties hereto expressly disclaims the existence of any such relationship or arrangement.

          11.12      Third  Parties.   Nothing  herein is  intended or  shall be
                     --------------
construed to confer upon or give to any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                    PATTISON-MCGRATH COMPANY DENTAL SUPPLIES



                    By:__________________________________
                              Authorized Officer



                    HENRY SCHEIN, INC.



                    By:__________________________________
                              Authorized Officer

                                 Schedule 2.2(e)
                         (Pattison Excluded Liabilities)
                         -------------------------------


          1. Legal, accounting, brokerage, finder's fees, taxes or other expenses incurred by SF, Pattison, or any of their respective Affiliates in connection with this Agreement or the consummation of the transactions contemplated hereby;

          2. Any intercompany debt or other liability or obligation of any nature between Pattison and any past or present Affiliate, on the one hand, or Pattison and any past or present Affiliate, on the other hand;

          3.   Liabilities  or   obligations  incurred  by  Pattison  after  the
Closing;

          4. Any obligation or liability relating to any litigation or any claim arising out of any dispute, whether or not listed on any schedule hereto and regardless of whether accruing prior or subsequent to the Closing;

          5. Any liability for any federal, state, local or foreign income or other Taxes accrued to or incurred by Pattison or SF any of their respective Affiliates or relating to the Business, operations, products or assets of Pattison or SF any of their respective Affiliates prior to the Closing, or as a consequence of the transactions contemplated hereby;

          6. Any liability or costs (including, without limitation, costs of remediation) arising out of or relating to a Hazardous Discharge or the release, discharge or disposal of any solid wastes or the handling, storage, use, transportation or disposal of any of the foregoing, as these terms are defined by the Environmental Laws in, on, under or from facilities of Pattison at any time prior to the Closing regardless of whether such liability or costs arise before or after Closing and whether or not in breach of any representation or warranty under this Agreement;

          7. Any liability or obligation to employees, government agencies or other third parties in connection with any Employee Benefit Plan, option plan, pension plan or any other ERISA plan, or other Employee Benefit Plan and any health, dental or life insurance benefits, whether or not insured and whether or not disclosed on any schedule hereto;

          8. Any liability or obligation under any contract or commitment that is not an HSI Assumed Liability or under any Pattison Contract which relates to any default in respect of such contract or other commitment or obligation of Pattison;

          9. Any liability or obligation to employees in the nature of workmen's compensation relating to the period prior to the Closing, whether or not listed on any Schedule hereto and regardless of whether accruing prior or subsequent to the Closing;

          10. Any accounts payable, notes payable, bank debts, and/or debt to any officer, director or stockholder of Pattison;

          11. Any deferred compensation agreements of Pattison or any insurance policies relating thereto; and

          12. Any liability or obligation of any nature of Pattison or SF or any of their respective Affiliates owed or claimed by any FM Dental Related Party relating to the Purchased Inventory or otherwise.

          13. Any other liability not expressly included as an HSI Assumed Liability.

















                                        2